UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 26, 2009
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
120 Hancock Lane, Westampton, NJ 08060

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (609) 265-1401
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On February 28, 2009, Lighting Science Group Corporation, a Delaware corporation (the “Company”), executed that certain employment letter (the “Employment Letter”) related to the Company’s employment of Kathryn Reynolds Wallbrink (“Ms. Reynolds”). Pursuant to the Employment Letter, Ms. Reynolds will serve as the Company’s Senior Vice President, Strategy and Finance, effective as of March 9, 2009.
Ms. Reynolds’ employment under the Employment Letter is terminable at will with or without notice by the Company. The Employment Letter provides that Ms. Reynolds is entitled to an annual base salary of $200,000 and benefits generally available to other employees of the Company. The Company may also pay Ms. Reynolds bonuses at such times and in such amounts as the Board of Directors of the Company determines. Ms. Reynolds is entitled to participate in the Company’s existing 2005 Equity-Based Compensation Plan (the “Plan”), as amended and restated, and, subject to the approval of the Board of Directors of the Company, will be granted 55,000 shares of restricted stock and options to purchase 65,000 shares of stock under the Plan. Ms. Reynolds will also be eligible to participate in a bonus plan of up to 40% of her base salary based upon a combination of Company performance and personal achievements. If Ms. Reynolds’ employment is terminated by the Company without “Cause,” then Ms. Reynolds will be entitled to severance pay equal to three months’ base salary. If Ms. Reynolds’ employment is terminated due to a change of control of the Company, then Ms. Reynolds will instead be entitled to severance pay equal to six months’ base salary.
A copy of the Employment Letter is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. You are encouraged to read the Employment Letter for a more complete understanding of its terms. The foregoing description of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangement of Certain Officers.
Effective as of March 9, 2009, the Company appointed Kathyrn Reynolds as Senior Vice President, Strategy and Finance of the Company. In this capacity, Ms. Reynolds will be the Company’s principal financial officer, and Mr. Hamilton, the Company’s Vice President — Finance, will be the Company’s principal accounting officer. As disclosed in Item 1.01, Ms. Reynolds’ employment with the Company is subject to the Employment Letter.
Ms. Reynolds, 44, worked as an independent consultant through Reynolds Wallbrink LLC, a company owned by Ms. Reynolds that provides strategic restructuring and capital raising services for small, privately-held companies, from January 2003 until 2009. While working with Reynolds Wallbrink, during 2008, Ms. Reynolds served as interim Chief Financial Officer of IX Energy Inc., a company engaged in manufacturing and distributing renewable energy products.
The Company understands that Ms. Reynolds is presently negotiating an agreement with Pegasus Capital Advisors, L.P. to become an operating advisor for Pegasus Capital Advisors, L.P.
See also Item 1.01 of this report. The information in Items 1.01 and 9.01 of this report is incorporated in this Item 5.02 by reference.

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
The Company elects to disclose the information contained in the press release furnished as Exhibit 99.1 hereto through Form 8-K pursuant to Regulation FD.
Section 8 — Other Items
Item 8.01 Other Items.
The Company has expanded its operations in the Westampton, New Jersey area throughout the first quarter of 2009, and the Company has moved its headquarters from Dallas, Texas to 120 Hancock Lane, Westampton, NJ 08060. The Dallas, Texas office continues to provide administrative and accounting support to the Company.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Letter, dated as of February 28, 2009, from Lighting Science Group Corporation to Kathryn Reynolds Wallbrink.

99.1	Press release dated as of March 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: March 26, 2009	By:	/s/ Stephen Hamilton
		Name:	Stephen Hamilton
		Title:	Vice President — Finance

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Employment Letter, dated as of February 28, 2009, from Lighting Science Group Corporation to Kathryn Reynolds Wallbrink.

99.1	Press release dated as of March 26, 2009.